Exhibit 23



                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2003 relating to the consolidated financial statements, which appears in Stora Enso Oyj's Annual Report on Form 20-F for the year ended December 31, 2002.

Helsinki, Finland
September 26, 2003




PRICEWATERHOUSECOOPERS OY
Authorized Public Accountants